Supplement dated June 4, 2004

To Prospectus Supplement dated June 3, 2004

To Prospectus dated March 30, 2004

$278,870,000 (Approximate)

Asset Backed Securities Corporation

Depositor

Asset Backed Pass-Through Certificates,

Series 2004-HE4

The prospectus supplement dated June 3, 2004 to the prospectus dated March 30, 2004 with respect to the above-captioned series is hereby amended as follows:

1.

The following table replaces the table entitled “Credit Grade of the Mortgage Loans” on page S-32:

Risk Categories of the Mortgage Loans*

			% of Aggregate
			Principal Balance of
			Mortgage Loans
	Number of	Cut-off Date	Outstanding
Risk Category	Mortgage Loans	Principal Balance	as of Cut-off Date
I	2,914	$241,067,959.72	81.35%
II	239	16,119,459.79	5.44
II	277	17,765,476.41	5.99
IV	210	13,574,901.89	4.58
V	123	6,200,999.52	2.09
VI	33	1,619,819.58	0.55
Total:	3,796	$296,348,616.91	100.00%

____________________

*

For a description of each risk category, see “Ameriquest and the Originator—Underwriting Standards of the Originator” in this prospectus supplement.

2.

The following table replaces the table entitled “Credit Grade of the Subgroup 1 Mortgage Loans” on page S-40:

Risk Categories of the Subgroup 1 Mortgage Loans

			% of Aggregate
			Principal Balance of
		Cut-off Date Principal	Subgroup 1 Mortgage
	Number of Subgroup 1	Balance of Subgroup 1	Loans Outstanding
Risk Category	Mortgage Loans	Mortgage Loans	as of Cut-off Date
I	2,712	$211,993,552.92	80.72%
II	222	14,485,006.72	5.52
II	265	16,471,741.54	6.27
IV	196	12,417,204.39	4.73
V	113	5,704,053.56	2.17
VI	32	1,564,855.25	0.60
Total:	3,540	$262,636,414.38	100.00%

____________________

*

For a description of each risk category, see “Ameriquest and the Originator—Underwriting Standards of the Originator” in this prospectus supplement.

3.

The following table replaces the table entitled “Credit Grade of the Subgroup 2 Mortgage Loans” on page S-47:

Risk Categories of the Subgroup 2 Mortgage Loans

			% of Aggregate
			Principal Balance of
		Cut-off Date Principal	Subgroup 2 Mortgage
	Number of Subgroup 2	Balance of Subgroup 2	Loans Outstanding
Risk Category	Mortgage Loans	Mortgage Loans	as of Cut-off Date
I	202	$29,074,406.80	86.24%
II	17	1,634,453.07	4.85
II	12	1,293,734.87	3.84
IV	14	1,157,697.50	3.43
V	10	496,945.96	1.47
VI	1	54,964.33	0.16
Total:	256	$33,712,202.53	100.00%

____________________

*

For a description of each risk category, see “Ameriquest and the Originator—Underwriting Standards of the Originator” in this prospectus supplement.

Credit Suisse First Boston